NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@alliancedata.com

ALLIANCE DATA SIGNS LONG-TERM AGREEMENTS WITH NEW CLIENT, LEADING HOME AND GARDEN RETAILER

Alliance Data to Provide Orchard Supply Hardware (OSH) with Integrated Commercial and Private Label
Credit Card Services to Drive Customer Loyalty and Increase Sales

DALLAS, Texas, April 12, 2007 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that it has signed two, six-year agreements with Orchard Supply Hardware LLC (OSH) to provide commercial and consumer private label credit card services. Headquartered in San Jose, Calif., OSH is a regional home-improvement retailer operating 85 locations throughout California. OSH offers merchandise in several categories, including nursery and garden, hardware and tools, plumbing, electrical, paint and housewares.

Under terms of the agreements, Alliance Data will provide OSH with commercial and consumer private label credit card programs, including account acquisition and activation, receivables funding, card authorization, card issuance, statement generation, marketing services, remittance processing and customer service functions. Alliance Data’s consumer and commercial programs suit the home improvement sector well due to the programs’ broad appeal to both do-it-yourself brand-loyal customers, and small- to medium-size home repair/improvement businesses.

“We take pride in providing OSH customers with unmatched levels of service and convenience, and continually seek opportunities to enhance their shopping experience with us,” said Rob Lynch, president and chief executive officer for OSH. “We felt that Alliance Data’s integrated credit and marketing solutions fit well with our focus on the customer because the basis of their offering leverages consumer insight derived from transaction-rich data.”

Through Alliance Data’s private label and commercial credit card programs, OSH will gain a deeper understanding of its customers, and in turn, improve the chain’s ability to interact with their customers on a more relevant level while helping to distinguish the brand from its competitors.

“We are pleased to sign OSH as a new client as it underscores our strategy of delivering a single comprehensive credit and marketing solution that meets both their consumer and commercial customer needs,” said Ivan Szeftel, president of Alliance Data Retail Services. “Our tools, technology and expertise will augment OSH’s marketing efforts to increase sales, enhance customers’ shopping experience and drive customer loyalty. We look forward to working with OSH and helping them achieve their near- and long-term growth goals.”

About OSH

Orchard Supply Hardware (OSH), headquartered in San Jose, California, is a leading chain of home improvement and garden retail stores with 85 locations throughout California.  OSH has a rich heritage, starting as a farmers’ cooperative in 1931.  For more than 75 years, OSH has been committed to offering its customers legendary service, selection and convenience.  For more information, visit the company’s Web site at http://www.osh.com.

About Alliance Data

Alliance Data (NYSE:  ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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